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                               AMENDMENT NO. 3 TO
                         HORIZON HEALTHCARE CORPORATION
                           EMPLOYEE STOCK OPTION PLAN

    WHEREAS, HORIZON/CMS HEALTHCARE CORPORATION (the "Company") has heretofore adopted the HORIZON HEALTHCARE CORPORATION EMPLOYEE STOCK OPTION PLAN (the "Plan"); and

    WHEREAS, the Company desires to amend the Plan in certain respects;

    NOW, THEREFORE, the Plan shall be amended as follows:

    1. The first sentence of Section 9(b) of the Plan is hereby deleted and replaced with the following two sentences:

        "An Option issued pursuant to the Plan shall be exercisable in accordance with the following schedule: the option is exercisable with respect to one-third of the aggregate number of Shares covered by the option one year after the date of grant, an additional one-third two years after the date of grant, and the final one-third three years after the date of grant; provided, that in the event of death of an optionee, all outstanding options of such optionee shall immediately vest in their entirety and shall be and become immediately exercisable. The foregoing proviso shall be effective (i) as of September 12, 1994, as to optionees other than optionees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and (ii) as of the date of approval by the stockholders of Employer of the amendment to the Plan which includes such proviso, as to optionees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended."

    2.  As amended hereby, the Plan is specifically ratified and reaffirmed.

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